                                                             Exhibit 99.906 CERT

I, William G. Papesh, principal executive officer of the WM Trust I (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds.


By: /s/ William G. Papesh
    -------------------------------------
    William G. Papesh
    President and Chief Executive Officer
    Principal Executive Officer

Date: January 11, 2007

I, Jeffrey L. Lunzer, principal financial officer of the WM Trust I (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds.


By: /s/ Jeffrey L. Lunzer
    -------------------------------------
    Jeffrey L. Lunzer
    Treasurer and Chief Financial Officer
    Principal Financial Officer

Date: January 11, 2007